SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

RevenueShares ETF Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

RevenueShares Funds Level I Alternative Outreach Communications (CLIENT VOICE) (Start of Campaign Script)

Hello. This is Vince Lowry, Chairman and President of the RevenueShares Funds.  You should have recently received or will be receiving proxy material related to a Meeting of Shareholders scheduled for November 13th. The Meeting has been called in order to request Shareholders to vote on two very important matters concerning their ownership interest in the RevenueShares Funds. Voting information can be found on the proxy ballot include in the material.   If you are a Financials Sector Fund Shareholder you will receive multiple ballots as you are voting at two Meetings. I encourage you to take a moment to vote all ballots you receive.   If you are interested in voting now, you will hear a prompt at the end of this message to do so.  You can also press 0 to speak to a RevenueShares proxy representative at any time.   We greatly appreciate your investment in the RevenueShares Funds and your participation at this Meeting.

To cast your vote with a live representative now, please press 1.
(Pause and listen 2 seconds)

This process is simple and will only take a few moments of your time. To cast your vote, please press 1 now.
(Pause and listen 2 seconds)

If you have any questions about the Meeting or would like another copy of the proxy material, please press 2 now. For more information about your investment with the RevenueShares Funds please press 3 now.
(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 3]
“As of September 30, 2015 you owned one or more investments in the RevenueShares Funds. Please hold for a representative who can provide additional information.”

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5.
(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 5]
Thank you for your consideration. Goodbye.

If you received this message on your answering machine you may contact us toll free at 1-866-387-9392 from 9 am to 10 pm Eastern Time, Monday through Friday.

ANSWERING MACHINE SCRIPT FOR AOC

Hello. This is (NAME OF PERSON) (POSITION) calling on behalf of your investment with the RevenueShares Funds. The Meeting of Shareholders is

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-16-15

RevenueShares Funds Level I Alternative Outreach Communications (CLIENT VOICE) (Start of Campaign Script)

scheduled to take place on November 13th and our records indicate that your vote has not been registered. To conveniently vote your shares by phone, please contact our proxy solicitor at your earliest convenience at 1-866-387-9392 between the hours of 9 am and 10 pm Eastern Time, Monday through Friday. Your vote is very important and your time is greatly appreciated. Thank you and have a good day.

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-16-15